As filed with the Securities and Exchange Commission on July 18, 2024

Registration No. 333-[_____]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GALAXY GAMING, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	20-8143439
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6480 Cameron Street, Ste. 305

Las Vegas, Nevada 89118
(702) 939-3254
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Galaxy Gaming, Inc. Amended and Restated

2014 Equity Incentive Plan

(Full Title of Plan)

Steven Kopjo

Chief Financial Officer

Galaxy Gaming, Inc.

6480 Cameron Street, Suite 305

Las Vegas, Nevada 89118

(702) 939-3254

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

William M. Mower, Esq.
Maslon LLP
225 South 6th Street, Suite 2900

Minneapolis, MN 55402

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 2,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Galaxy Gaming, Inc., a Nevada corporation (the “Company”), to be issued pursuant to the Galaxy Gaming, Inc. Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”), which shares of Common Stock are in addition to the shares of Common Stock previously registered on the Company’s registration statement on Form S-8 (File No. 333-237796), filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2020 (the “Prior Form S-8”). In accordance with General Instruction E to Form S-8, the contents of the Prior Form S-8 are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Company incorporates by reference into this Registration Statement the following documents that the Company has previously filed with the SEC:

•
Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 25, 2024;

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 13, 2024;

•
Current Reports on Form 8-K filed with the SEC on March 28, 2024, April 23, 2024, May 24, 2024, May 31, 2024 and July 18, 2024;

•
The information specifically incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 from the Definitive Proxy Statement relating to the 2023 Annual Meeting of Stockholders, filed with the SEC on April 26, 2024; and

•
The description of the Company’s Common Stock which is contained in the Company’s Prior Form S-8 filed with the SEC on April 23, 2020, including all amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2009).
4.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2020).
5.1*	Opinion of Maslon LLP regarding legality.

10.1	Galaxy Gaming, Inc. Amended and Restated 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2024).

23.1*	Consent of Maslon LLP (included in Exhibit 5.1).

23.2*	Consent of Moss Adams LLP.

24.1*	Powers of Attorney (included on signature page herein).
107*	Filing Fee Table.

* Filed herewith

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on July 18, 2024.

GALAXY GAMING, INC.

/s/ Steven Kopjo
Steven Kopjo
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steven Kopjo and Matt Reback, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Matt Reback	President and Chief Executive Officer	July 18, 2024
Matt Reback	(Principal Executive Officer)

/s/ Steven Kopjo	Chief Financial Officer	July 18, 2024
Steven Kopjo	(Principal Financial Officer and Principal
Accounting Officer)

/s/ Mark A. Lipparelli	Director	July 18, 2024
Mark A. Lipparelli

/s/ Michael Gavin Isaacs	Director	July 18, 2024
Michael Gavin Isaacs

/s/ Cheryl A. Kondra	Director	July 18, 2024
Cheryl A. Kondra

/s/ Meredith Brill	Director	July 18, 2024
Meredith Brill

/s/ Bryan W. Waters	Director	July 18, 2024
Bryan W. Waters